UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 14, 2013

PANACHE BEVERAGE, INC.
(Exact name of registrant as specified in its charter)
 FLORIDA
 (State or Other Jurisdiction of Incorporation)

000-52670
 (Commission File Number)

20-2089854
(I.R.S. Employer Identification No.)

40 West 23rd Street
Floor 2
New York, NY 10010
(Address of principal executive offices, including zip code.)

646-480-7479
(Registrant's Telephone Number, Including Area Code)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 1, 2013, the Board of Directors (the "Board") of Panache Beverage, Inc. (the "Company") elected Nicholas Hines to the Board.

Mr. Hines graduated Chapman University in southern California and has 13 years of agency experience driving national campaigns for major corporations and their brands. Hines was introduced to the agency world while working in the New York office of entertainment marketing and PR agency Bragman Nyman Cafarelli (BNC) – at the time, agency of record for Diageo, American Express, Scheffelin & Sommerset, General Motors and Sony Playstation among others.

In 2004 Hines joined upstart agency Miami Marketing Group (MMG), playing an integral role in growing its business with clients like ESPN and Pernod Ricard while spearheading the agency’s beverage development and event production capabilities. While with MMG, Hines became well versed in spirit brand marketing and sales in addition to producing objective driven marketing solutions during major pop culture and sporting events for a long list of pleased clients. Mr. Hines left MMG in 2012.

Beginning in 2012, Mr. Hines became the Executive Vice President and New York office General Manager for experiential sports, entertainment, lifestyle and marketing agency, Engine Shop, Inc., where he is still employed.

Notable moments is his career, while living in Miami, Los Angeles and New York, include the successful launch of Smirnoff Ice and Bacardi’s acquisition of 42 Below Vodka for $91 million.

Mr. Hines is 36 years old.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panache Beverage, Inc.

Date: April 2, 2013	By:	/s/ James Dale
James Dale
Chief Executive Officer

3